FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Second Quarter Fiscal Year 2013

•	Revenue of $1.04 billion.

•	GAAP net income was $119.0 million, or $0.19 per diluted share. Non-GAAP net income was $170.4 million, or $0.27 per diluted share.

•	GAAP gross margin was 51.8 percent. Non-GAAP gross margin was 52.0 percent.
SANTA CLARA, Calif.-Aug. 9, 2012-NVIDIA (NASDAQ: NVDA) today reported revenue of $1.04 billion for the second quarter of fiscal 2013 ended July 29, 2012.
“Our investments in mobile computing and visual computing are both paying off,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Tegra has achieved record sales as tablets come into their own. Our GPU business made strong gains in a weak market, boosted by our breakthrough Kepler architecture. Looking ahead, we're optimistic, as our investments position us right at the center of the fastest growing segments of computing.”

(in millions except per share data)	Q2 FY13 GAAP	Q1 FY13 GAAP	Q2 FY13 NON-GAAP	Q1 FY13 NON-GAAP
Revenue	$1,044.3	$924.9	$1,044.3	$924.9
Gross margin	51.8%	50.1%	52.0%	50.4%
Operating expenses	$401.1	$390.5	$342.5	$348.0
Net income	$119.0	$60.4	$170.4	$97.5
Earnings per share	$0.19	$0.10	$0.27	$0.16

Outlook
Our outlook for the third quarter of fiscal 2013 is as follows:

•	Revenue is expected to be between $1.15 billion and $1.25 billion.

•	GAAP and non-GAAP gross margins are expected to be flat relative to the prior quarter, at 51.8 percent and 52.0 percent, respectively.

•	GAAP operating expenses are expected to be approximately $390 million; non-GAAP operating expenses are expected to be approximately $350 million.

•
GAAP and non-GAAP tax rates are expected to be approximately 20 percent, plus or minus one percentage point, excluding any discrete tax events that may occur during the quarter, which, if realized, may increase or decrease our third quarter GAAP and non-GAAP tax rates. If the U.S. research tax credit is reinstated into tax law, we estimate our annual effective tax rate for the fiscal year 2013 to be approximately 16 percent.

We estimate depreciation and amortization for the third quarter to be approximately $57 million to $59 million. Capital expenditures are expected to be in the range of $30 million to $40 million.
Diluted shares for the third quarter are expected to be approximately 630 million.

Second Quarter Fiscal 2013 and Recent Highlights:

•	Google announced that Tegra 3 powers its Nexus 7 tablet - a fully-fledged tablet priced at just $199 - which is the first device to run Jelly Bean, the latest version of Android.

•	Microsoft announced that Tegra® is the processor powering the company's Surface for Windows RT tablet.

•
Kepler drove market share gains in the notebook market as OEMs announced Kepler-based notebooks. Among the products announced were new notebooks from Apple, Samsung, Dell, HP, Asus, Acer, Lenovo, and Sony.

•
At its third annual GPU Technology Conference, NVIDIA launched cloud computing technologies for consumers and enterprise customers, which represent new business opportunities for the company. These leverage original software and new Kepler™ features to deliver virtualized GPUs.

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q2 FY13	Q1 FY13	Q/Q
Revenue	$1,044.3	$924.9	up 12.9%
Gross margin	51.8%	50.1%	up 1.7 p.p.
Operating expenses	$401.1	$390.5	up 2.7%
Net income	$119.0	$60.4	up 97.0%
Earnings per share	$0.19	$0.10	up 90.0%

Non-GAAP Quarterly Financial Comparison*
(in millions except per share data)	Q2 FY13	Q1 FY13	Q/Q
Revenue	$1,044.3	$924.9	up 12.9%
Gross margin	52.0%	50.4%	up 1.6 p.p.
Operating expenses	$342.5	$348.0	down 1.6%
Net income	$170.4	$97.5	up 74.8%
Earnings per share	$0.27	$0.16	up 68.8%
*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a contribution expense in the second quarter of fiscal 2013, and the tax impact associated with such items.

CFO Commentary
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, is available at www.nvidia.com/ir.
Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2013 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679-2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its third quarter fiscal 2013.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, and non-GAAP net income, or earnings, per share. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a non-recurring contribution expense, and the associated tax impact of these items, where applicable. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA (NASDAQ: NVDA) awakened the world to computer graphics when it invented the GPU in 1999. Today, its processors power a broad range of products from smart phones to supercomputers. NVIDIA's mobile processors are used in cell phones, tablets and auto infotainment systems. PC gamers rely on GPUs to enjoy spectacularly immersive worlds. Professionals use them to create visual effects in movies and design everything from golf clubs to jumbo jets. And researchers utilize GPUs to advance the frontiers of science with high-performance computing. The company holds more than 5,000 patents issued, allowed or filed. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company's investments in both mobile and visual computing and the impact and benefits of such investments; the benefits and impact of Tegra and the company's Kepler architecture; mobile and visual computing as the fastest growing segments of computing; cloud computing technologies as new business opportunities for the company; the company's financial outlook for the third quarter of fiscal 2013; and the company's tax rate for the third quarter and fiscal year 2013 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended April 29, 2012. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2012 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, Icera, Kepler and Tegra are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###
For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 31,	July 29,	July 31,
	2012	2011	2012	2011

Revenue	$1,044,270	$1,016,517	$1,969,147	$1,978,556
Cost of revenue	503,551	491,233	965,064	968,769
Gross profit	540,719	525,284	1,004,083	1,009,787
Operating expenses
Research and development	281,193	247,721	565,095	479,245
Sales, general and administrative	119,903	103,533	226,539	201,650
Total operating expenses	401,096	351,254	791,634	680,895
Operating income	139,623	174,030	212,449	328,892
Interest and other income, net	5,585	3,517	9,854	5,140
Income before income tax expense	145,208	177,547	222,303	334,032
Income tax expense	26,162	25,974	42,820	47,240
Net income	$119,046	$151,573	$179,483	$286,792

Basic net income per share	$0.19	$0.25	$0.29	$0.48
Diluted net income per share	$0.19	$0.25	$0.29	$0.47

Shares used in basic per share computation	618,996	601,340	617,388	598,077
Shares used in diluted per share computation	623,143	613,934	623,397	615,552

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 29,	January 29,
	2012	2012
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,278,100	$3,129,576
Accounts receivable, net	445,312	336,143
Inventories	387,185	340,297
Prepaid expenses and other current assets	103,254	99,342
Total current assets	4,213,851	3,905,358

Property and equipment, net	574,056	560,072
Goodwill	641,030	641,030
Intangible assets, net	346,938	326,136
Other assets	116,006	120,332
Total assets	$5,891,881	$5,552,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$417,250	$335,072
Accrued liabilities and other current liabilities	604,710	594,886
Total current liabilities	1,021,960	929,958

Other long-term liabilities	396,019	455,807
Capital lease obligations, long term	20,237	21,439
Stockholders' equity	4,453,665	4,145,724
Total liabilities and stockholders' equity	$5,891,881	$5,552,928

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011

GAAP gross profit	$540,719	$463,364	$525,284	$1,004,083	$1,009,787
GAAP gross margin	51.8%	50.1%	51.7%	51.0%	51.0%
Stock-based compensation expense included in cost of revenue (A)	2,649	2,526	2,748	5,175	5,225
Non-GAAP gross profit	$543,368	$465,890	$528,032	$1,009,258	$1,015,012
Non-GAAP gross margin	52.0%	50.4%	51.9%	51.3%	51.3%

GAAP operating expenses	$401,096	$390,538	$351,254	$791,634	$680,895
Stock-based compensation expense included in operating expense (A)	(29,606)	(33,043)	(33,202)	(62,649)	(62,464)
Amortization of acquisition-related intangible assets	(4,065)	(4,342)	(4,454)	(8,407)	(6,750)
Other acquisition-related costs (B)	(4,794)	(5,171)	(7,562)	(9,965)	(8,817)
Contribution expense (C)	(20,127)	—	—	(20,127)	—
Non-GAAP operating expenses	$342,504	$347,982	$306,036	$690,486	$602,864

GAAP net income	$119,046	$60,437	$151,573	$179,483	$286,792
Total pre-tax impact of non-GAAP adjustments	61,241	45,082	47,966	106,323	83,256
Income tax impact of non-GAAP adjustments	(9,839)	(7,989)	(5,994)	(17,828)	(10,790)
Non-GAAP net income	$170,448	$97,530	$193,545	$267,978	$359,258

Diluted net income per share
GAAP	$0.19	$0.10	$0.25	$0.29	$0.47
Non-GAAP	$0.27	$0.16	$0.32	$0.43	$0.58

Shares used in diluted net income per share computation	623,143	623,786	613,934	623,397	615,552

(A) Excludes stock-based compensation as follows:	Three Months Ended			Six Months Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Cost of revenue	$2,649	$2,526	$2,748	$5,175	$5,225
Research and development	$18,885	$21,207	$21,697	$40,092	$40,286
Sales, general and administrative	$10,721	$11,836	$11,505	$22,557	$22,178

(B) Other acquisition-related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.
(C) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over ten years.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2013 Outlook

GAAP gross margin	51.8%
Impact of stock-based compensation (A)	0.2%
Non-GAAP gross margin	52.0%

Q3 FY2013 Outlook
(In millions)
GAAP operating expenses	$390.0
Stock-based compensation expense included in operating expense	(30.0)
Amortization of acquisition-related intangible assets	(5.0)
Other acquisition-related costs (B)	(5.0)
Non-GAAP operating expenses	$350.0

(A) Represents $2.6 million of stock-based compensation expense included in cost of revenue.
(B) Other acquisition related costs are comprised primarily of compensation charges related to the acquisition of Icera, Inc. that was completed on June 10, 2011.